Exhibit 10.1

PLACEMENT AGENT AGREEMENT

October 30, 2014

Acorn Energy, Inc.

3903 Centerville Road

Wilmington, DE 19807

Dear Mr. Moore:

This Placement Agent Agreement (this “Agreement”) confirms the retention of Maxim Group LLC (“Maxim” or the “Placement Agent”) by Acorn Energy, Inc., a Delaware corporation (the “Company”), to act, on an exclusive basis, as the Company’s Placement Agent in connection with the proposed “best efforts” private placement (the “Private Placement”) of shares (the “Shares”) of common stock, par value $.01 per share, of the Company (the “Common Stock”), together with warrants (each a “Warrant” and collectively, the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”) at an exercise price equal to $1.30 per Warrant Share (the “Exercise Price”). The Shares and Warrants to be sold in the offering are hereinafter collectively referred to as the “Securities”. The investors purchasing Securities in connection with the financing contemplated hereunder are referred to herein each as an “Investor” and collectively as the “Investors.”

1.	PLACEMENT

(a)          The Private Placement shall be a “best efforts” placement up to a maximum of $4.499 million (the “Private Placement Maximum Amount”) of Shares and Warrants, at an offering price equal to $1.05 per Share and accompanying one half of a Warrant (the “Purchase Price”). Each Share purchased by an Investor shall be accompanied by one half of a Warrant. Each full Warrant will to allow an Investor to purchase an additional share of Common Stock. The Warrants shall terminate five and one half years from their the date of issuance.

(b)          The Placement Agent will, on an exclusive basis, conduct the Private Placement on a “best efforts” basis to accredited investors only, as defined in Regulation D (as defined below). The Company shall conduct a closing (the “Closing”) on a date subsequent to the date on which the Private Placement Maximum Amount is subscribed for by Investors and accepted by the Company (the “Closing Date”). Unless terminated earlier in the Company’s sole discretion, the offering period for the Private Placement (“Private Placement Offering Period”) will expire on the date on which the Private Placement Maximum Amount is subscribed for and accepted by the Company at the Closing. The Closing shall be undertaken in a manner agreed to by the Company and Placement Agent. Unless, as of or prior to the Closing Date all conditions of the Private Placement have been satisfied by the Company and the Investors thereof, the Private Placement will be terminated and all subscription proceeds will be returned to Investors without interest or deduction.

Members NASD & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 2 of 31

(c)          The Private Placement will be made pursuant to Subscription Documents (as defined in Section 2 below) to be entered into by the Investors. The Securities will not be registered under the Securities Act of 1933, as amended, or any applicable successor statute (the “Securities Act”), but will be issued in reliance on the private offering exemption available under Section 4(2) of the Securities Act and the Rules and Regulations, as defined below, promulgated thereunder, including Regulation D (“Regulation D”). The Placement Agent understands that all subscriptions for Shares and Warrants are subject to acceptance by the Company. The Company reserves the right in its sole discretion to accept or reject any or all subscriptions for Securities, in whole or in part, regardless whether any funds have been deposited into an escrow account. Any subscription monies received by Placement Agent from Investors will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not Placement Agent is subject to the Exchange Act. As used herein, the term “Rules and Regulations” means the applicable rules and regulations promulgated under the Securities Act and the Exchange Act.

(d)          Until the Closing (as defined above) is held, all subscription funds received shall be held by American Stock Transfer & Trust Company LLC (the “Escrow Agent”) pursuant to an Escrow Agreement dated October 23, 2014 by and among the Company, the placement Agent and the Escrow Agent (the “Escrow Agreement”). The Placement Agent shall not have any independent obligation to verify the accuracy or completeness of any information contained in any Subscription Documents or the authenticity, sufficiency or validity of any check delivered by any prospective Investor in payment for the Shares and Warrants, nor shall Placement Agent incur any liability with respect to any such verification or failure to verify, unless it had actual knowledge that any information in the Subscription Documents was untrue. All subscription checks and funds shall be promptly and directly delivered without offset or deduction to the Escrow Agent.

2.	SUBSCRIPTION DOCUMENTS AND RELATED MATTERS

(a)          The Placement Agent and its counsel and the Company and its counsel have or will jointly prepare a form of Securities Purchase Agreement (the “Purchase Agreement”), a form of Warrant, a form of registration rights agreement (the “Registration Rights Agreement, and together with the Purchase Agreement, the Warrant and the Escrow Agreement, the “Subscription Documents”) setting forth the rights, privileges and restrictions granted to and imposed on the Securities and such other documents required in connection with the Private Placement, which Subscription Documents shall contain such representations, warranties, conditions and covenants as are customary in private placements of equity securities with United States accredited investors. The Placement Agent and its counsel have had or will have an opportunity to review the final form of the Subscription Documents prior to the distribution thereof to prospective Investors, and the Subscription Documents will be the only offering documents (other than cover letters which may be used by the Placement Agent) shown to prospective Investors. The Placement Agent and its counsel will advise the Company and its counsel in writing of those jurisdictions in which the Securities may be offered and sold, and the Company agrees that it will prepare and file all required documentation in such jurisdictions that are reasonably acceptable to the Company to qualify the Private Placement for an exemption from registration in such acceptable jurisdictions. The Placement Agent further agrees that the Securities will be offered or sold only in such jurisdictions and in the manner specified by the Company; provided, however, that to the extent that the Company has prepared and filed any of the required documentation without assistance from the Placement Agent and its counsel, the Placement Agent shall not be responsible for independently verifying such written advice with respect to the jurisdictions in which the Securities may be offered and sold and with respect to the manner in which the Securities may be offered and sold in such jurisdictions. Notwithstanding the foregoing, the Placement Agent shall determine whether it is licensed to offer and sell the Securities in each jurisdiction in which it intends to do so.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

[tlogo]	Acorn Energy October 30, 2014 Page 3 of 31

(b)          The Private Placement will be made in accordance with the requirements of Section 4(2) under the Securities Act and/or Regulation D only to investors that qualify as accredited investors, as defined in Rule 501(a) under the Securities Act (“Accredited Investors”), purchasing for their own account for investment purposes only and not for distribution in violation of securities laws. Furthermore, prospective Investors will have been provided access to the management of the Company and afforded the opportunity to ask questions.

(c)          The Company recognizes, agrees and confirms that the Placement Agent (or any selling agent permitted to be utilized by the Placement Agent under Section 3(a) hereof): (i) will use and rely primarily on the information contained in the Subsciption Documents and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) is authorized, as the Company’s exclusive placement agent in connection with the Private Placement, to transmit to any prospective Investor a copy or copies of the Subscription Documents and any other documentation supplied to the Placement Agent for transmission to any prospective Investor by or on behalf of the Company or by any of the Company’s officers, representatives or agents, in connection with the performance of the Placement Agent’s services hereunder or any transaction contemplated hereby; (iii) does not assume responsibility for the accuracy or completeness of any information contained in the Subscription Documents or any such other information (other than the information provided to the Company by Placement Agent which relates to the Placement Agent and is contained within the Subscription Documents); (iv) will not make a formal appraisal of the Company or any assets of the Company or the securities being offered by the Company in the Private Placement; and (v) retains the right to continue to perform due diligence of the Company during the course of the Company’s engagement of the Placement Agent. The Placement Agent agrees to keep all information (the “Information”) regarding the business and financial condition of the Company furnished by the Company to the Placement Agent, and the Subscription Documents confidential and will not make use thereof, except in connection with services hereunder for the Company, unless: (i) disclosure is required by law or requested by any government, regulatory or self-regulatory agency or body; (ii) any such Information is or becomes generally available to the public; or (iii) any Information was or became available to the Placement Agent on a non-confidential basis from a source other than the Company or any of its representatives.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 4 of 31

3.	PLACEMENT AGENT MATTERS

(a)          Subject to the provisions of this Agreement and to the performance by the Company of all of its obligations to be performed hereunder, the Placement Agent agrees to use its best efforts to assist in arranging for sales of the Shares and Warrants. The Company recognizes that “best efforts” does not assure that the Private Placement will be consummated. It is understood and agreed that this Agreement does not create any partnership, joint venture or other similar relationship between or among the Placement Agent and the Company, and that the Placement Agent is acting only as a sales agent. The Company hereby agrees that, subject to the Company’s prior approval, the Placement Agent shall have the right to utilize other selling broker-dealers in connection with the Private Placement on terms approved by the Placement Agent.

(b)          For the services of the Placement Agent hereunder, the Company will pay or caused to be paid to Placement Agent, at the Closing, (i) a cash payment equal to 8.0% of the gross proceeds received by the Company from the sale of the Shares and Warrants, in lawful money of the United States by check or wire transfer of immediately available funds, plus (ii) compensation warrants to purchase a number of Shares equal to 5.0% of the Shares sold in the Private Placement (the “Placement Agent Warrants”). The Placement Agent Warrants will be nonexercisable for six (6) months after the Closing Date and will expire five (5) years after the Closing Date. The Placement Agent Warrants will be exercisable at a price per Share equal to $1.26.

(c)          Upon receipt by the Company from a proposed Investor of completed Subscription Documents, and such other documents as the Company requests, the Company will determine in its sole discretion whether it wishes to accept or reject the subscription.

4.	PAYMENT BY COMPANY OF EXPENSES

The Company will pay for all expenses in connection with the Private Placement, whether or not a Closing takes place, including, without limitation: (i) the preparation, printing, reproduction, filing, distribution and mailing of all documents relating to the Private Placement, including the fees and expenses of counsel to the Company, and the cost of all copies thereof; (ii) all fees and expenses incurred by the Placement Agent in connection with the Private Placement up to a maximum of $50,000 for all such fees and expenses (of which a maximum of $45,000 shall be for all such legal fees, disbursements and expenses); (iii) the issuance, sale, transfer and delivery of the Shares and Warrants, including any transfer or similar taxes payable for the issuance thereof and the fees of any transfer agent or registrar; and (iv) all Escrow Agent fees.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 5 of 31

5.	TERMINATION OF PRIVATE PLACEMENT

The Placement Agent’s engagement hereunder may be terminated: (i) on November 6, 2014 (the “Termination Date”), or such earlier date as subscriptions for the Private Placement Maximum Amount have been accepted by the Company, provided however that the Company reserves the right to reject subscriptions in whole or in part, for any or no reason; (ii) by the Company upon giving written notice to the Placement Agent in the event that the Placement Agent shall be in material breach of any representation, warranty or covenant made by it in this Agreement, provided the Placement Agent shall not have cured any such breach or alleged breach within fifteen (15) days after receipt of written notice from the Company of any such breach, or (iii) by the Placement Agent immediately upon giving written notice to the Company in the event during the course of the Placement Agent’s due diligence it deems it necessary to terminate this Agreement, but, with respect to clause (iii), only in the event that:

(a)          the Company shall be in material breach of any representation, warranty or covenant made by it in this Agreement, any Subscription Document or any other document relating to the Private Placement, provided the Company shall not have cured any such breach or alleged breach within fifteen (15) days after receipt of written notice from the Placement Agent of any such breach; or

(b)          (i) any calamitous domestic or international event or act or occurrence has taken place and, in Placement Agent’s opinion, has or will materially disrupt general securities markets in the United States in the immediate future; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, NASDAQ Capital Market, or in the over-the-counter market shall have been suspended for a period of 30 days or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the Financial Industry Regulator Authority Inc. (“FINRA”) or by order of the SEC or any other government authority having jurisdiction; or (iii) if the United States shall have become subject to an act of terrorism or involved in a war, major hostilities or the like; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if the Company shall have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; or (vi) if there shall have been such material adverse change in the conditions or prospects of the Company; or (vii) if there shall have been such material adverse general market conditions as in the Placement Agent’s reasonable judgment would make it inadvisable to proceed with the Private Placement or the sale or delivery of the Securities.

Any termination hereunder shall not affect the Company’s obligation to pay and reimburse the fees, expenses and reimbursements accruing prior to such termination to the extent provided for in Section 4 of this Agreement. All such fees, expenses and reimbursements due shall be paid to the Placement Agent on or before the Termination Date (in the event such fees, expenses and/or reimbursements are earned or owed as of the Termination Date) or upon the Closing (in the event such fees, expenses and reimbursements are due pursuant to the terms of Sections 3 or 4 hereof).

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 6 of 31

6.	PRIVATE PLACEMENT OFFERING PERIOD; CLOSINGS

Subject to the terms and conditions set forth herein, the Securities which are the subject of the Private Placement will be offered as described in Section 1(b) hereof. Unless, as of or prior to the Termination Date all conditions of the Private Placement have been satisfied by the Company and Investors thereof, the Private Placement will be terminated and all subscription proceeds will be returned to Investors without interest thereon or deduction therefrom. At or promptly after the Closing, the Company shall deliver instruments representing the Shares and Warrants to the Investors, duly executed by the Company, together with such other closing documentation as may be required by Placement Agent in its reasonable discretion in order to effect the Closing to Placement Agent.

7.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents, warrants, covenants and agrees with and to Placement Agent: (i) as of the date hereof, and (ii) as of the Closing Date, as follows.

(a)          Since December 31, 2011, the Company has filed all reports, schedules, forms, statements or other documents required to be filed by the Company under the Securities Act or the Exchange Act (the foregoing materials filed during such period, including the exhibits thereto and documents incorporated by reference therein, the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension; as of their respective filing or amendment dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; and as of their respective filing or amendment dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)          Friedman, LLP, whose reports relating to the Company are included in the SEC Reports, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Rules and Regulations and, to the Company’s knowledge, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).

(c)          Except as disclosed in the SEC Reports, since December 31, 2011: (i) the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock, and (ii) there has been no material adverse change (or, to the knowledge of the Company, any development which has a high probability of involving a material adverse change in the future), whether or not arising from transactions in the ordinary course of business, in or affecting: (A) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and its Subsidiaries (as defined below), taken as a whole; (B) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (C) the offering or consummation of any of the other transactions contemplated by this Agreement (a “Material Adverse Change”). Since the date of the latest balance sheet presented in the SEC Reports, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the SEC Reports.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 7 of 31

(d)          Except as set forth in the Purchase Agreement and the disclosure schedules thereto (“Disclosure Schedule”), the authorized, issued and outstanding shares of capital stock of the Company were as set forth in the SEC Reports. Except as disclosed in the SEC Reports or the Disclosure Schedule, neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security (as defined below). All of the issued and outstanding shares of capital stock of the Company, including the outstanding Common Stock and warrants of the Company, are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any Person (as defined below), upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Relevant Security, except for any adjustments to the exercise price and the number of shares of Common Stock underlying certain warrants issued to certain warrant holders which contain anti-dilutive protections. As used herein, the term “Relevant Security” means any shares of Common Stock or other security of the Company or any Subsidiaries that is convertible into, or exercisable or exchangeable for shares of Common Stock or equity securities, or that holds the right to acquire any shares of Common Stock or equity securities of the Company or any Subsidiary or any other such Relevant Security. As used herein, the term “Person” means any foreign or domestic individual, corporation, trust, partnership, joint venture, limited liability company or other entity.

(e)          The Shares, the Warrants, the Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants have been duly authorized and reserved for issuance and, when issued and paid for, will be duly and validly issued, fully paid and non-assessable, and will have been issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any Person to acquire any Relevant Security from the Company or any Subsidiaries upon issuance or sale of the Securities in the offering. When issued, the Warrants and the Placement Agent Warrants will each constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Warrants and Placement Agent Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 8 of 31

(f)          The Warrant Shares and the Shares issuable upon exercise of the Placement Agent Warrants are duly authorized for issuance and will, upon exercise of the Warrants or the Placement Agent Warrants, as the case may be, and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or similar rights to subscribe for or purchase securities of the Company. The issuance of such securities is not subject to any statutory preemptive rights under the laws of the State of Delaware or the Company’s organization documents as in effect at the time of issuance, rights of first refusal or other similar rights of any security holder of the Company (except for such preemptive or contractual rights as were waived).

(g)           Except for the subsidiaries within the meaning of Rule 405 under the Securities Act set forth in the SEC Reports (the “Subsidiaries”), the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued and outstanding shares of capital stock of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise disclosed in the SEC Reports and/or the Disclosure Schedules, are owned directly by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”). Except as otherwise disclosed in the SEC Reports, no director, officer or key employee of the Company holds any direct equity, debt or other pecuniary interest in the Subsidiaries or any Person with whom the Company or any Subsidiary does any material business or is in privity of contract with, other than, in each case, indirectly through the ownership by such individuals of shares of Common Stock or ownership of less than 1% of the outstanding equity securities of such Person.

(h)          Each of the Company and the Subsidiaries has been duly incorporated, formed or organized, and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation, formation or organization. Each of the Company and the Subsidiaries has all requisite power and authority to carry on its respective business as it is currently being conducted and as described in the SEC Reports, and to own, lease and operate its respective properties. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) would not reasonably be expected to have a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the long-term debt or capital stock of the Company or any Subsidiary; or (iii) the offering or consummation of any of the other transactions contemplated by this Agreement (any such effect being a “Material Adverse Effect”).

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 9 of 31

(i)          None of the Company or the Subsidiaries: (i) is in violation of its certificate or articles of incorporation, memorandum and articles of association, by-laws, certificate of formation, limited liability company agreement, joint venture agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except in the case of clauses (ii) and (iii) where such violation or default, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

(j)          The Company has full right, power and authority to execute and deliver this Agreement, the Placement Agent Warrants, the Subscription Documents and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement and the Subscription Documents. The Company has duly and validly authorized this Agreement, the Placement Agent Warrants and the Subscription Documents and each of the transactions contemplated thereby. This Agreement, the Placement Agent Warrants and the Subscription Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(k)          The execution, delivery, and performance of this Agreement, the Placement Agent Warrants, the Subscription Documents and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement, the Placement Agent Warrants and the Subscription Documents, and consummation of the transactions contemplated by this Agreement, the Placement Agent Warrants and the Subscription Documents, do not and will not: (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiaries is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiaries, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except in the case of subsections (i) and (iii) for any default, conflict or violation that would not have or reasonably be expected to have a Material Adverse Effect.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 10 of 31

(m)          Except as disclosed in the SEC Reports, each of the Company and the Subsidiaries has all consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), required to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the SEC Reports, and each such Consent is valid and in full force and effect, except where such failure would not have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. No Consent contains a materially burdensome restriction.

(n)          Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except for any non-compliance the consequences of which would not have or reasonably be expected to have a Material Adverse Effect. Neither the Company, nor any of its Affiliates (within the meaning of Rule 144 under the Securities Act) (“Affiliates”) has received any notice or other information from any regulatory or other legal or governmental agency which could reasonably be expected to result in any default or potential decertification by the Company, or any of its Subsidiaries.

(o)          No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic is required for the execution, delivery and performance by the Company of this Agreement, the Placement Agent Warrants or the Subscription Documents or the Company’s consummation of each of the transactions contemplated by this Agreement, the Placement Agent Warrants and the Subscription Documents, including the issuance, sale and delivery of the Securities to be issued, sold and delivered hereunder, except for the registration under the Securities Act of the Warrant Shares, and such Consents as may be required under state securities or blue sky laws or the by-laws and rules of the NASDAQ Capital Market.

(p)          Except as disclosed in the Subscription Documents or the SEC Reports, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 11 of 31

(q)          The financial statements, including the notes thereto, and the supporting schedules included in the SEC Reports comply in all material respects with the requirements of the Securities Act and the Exchange Act, and present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated Subsidiaries. Except as otherwise stated in the SEC Reports, said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited financials which are subject to normal year end adjustments and do not contain certain footnotes. The supporting schedules included in the SEC Reports present fairly the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the SEC Reports. The other financial and statistical information included in the SEC Reports present fairly the information included therein and, except for the financial projections provided in the SEC Reports, have been prepared on a basis consistent with that of the financial statements that are included in the SEC Reports and the books and records of the respective entities presented therein.

(r)          The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the SEC Reports.

(s)          Except as disclosed in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the SEC Reports, since December 31, 2011, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t)          Neither the Company nor any of its Affiliates has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(v)         Neither the Company nor any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules and Regulations with the offer and sale of the Securities pursuant to the Private Placement. Except as disclosed in the SEC Reports, neither the Company nor any of its Affiliates has sold in connection with the issuance of, or issued, any Relevant Security during the six-month period preceding the Closing Date, including but not limited to any sales pursuant to Rule 144A or Regulation D or Regulation S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or employee compensation plans or pursuant to outstanding options, rights or warrants as described in the SEC Reports.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 12 of 31

(w)          No director or officer of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Company.

(x)          The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement and the Subscription Documents, and after giving effect to application of the net proceeds of the Private Placement, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(y)          No relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any Affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the SEC Reports, which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as described in the SEC Reports. The Company has not, in violation of the Sarbanes-Oxley, directly or indirectly, including through a Subsidiary (other than as permitted under the Sarbanes-Oxley for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(z)          The Company is in material compliance with the provisions of Sarbanes-Oxley and the Rules and Regulations promulgated thereunder and related or similar rules and regulations promulgated by the Nasdaq Stock Market or any other governmental or self-regulatory entity or agency, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. Without limiting the generality of the foregoing: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company’s board of directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations and (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under applicable laws, rules and regulations).

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 13 of 31

(aa)         Except for this Agreement, there are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or Affiliates that may affect the Placement Agent’s compensation.

(bb)         The Company and the Subsidiaries own or lease all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the SEC Reports. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the SEC Reports or such as do not (individually or in the aggregate) materially affect the business or prospects of the Company or the Subsidiaries. Any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor the Subsidiaries has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or the Subsidiaries.

(cc)         The Company and the Subsidiaries: (i) own or possess adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the SEC Reports and (ii) have no knowledge that the conduct of their respective businesses do or will conflict with, and they have not received any notice of any claim of conflict with, any such right of others. Except as set forth in the SEC Reports, neither the Company nor any Subsidiary has granted or assigned to any other Person any right to sell the current products and services of the Company and its Subsidiaries or those products and services described in the SEC Reports. To the Company’s best knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 14 of 31

(dd)         The agreements and documents described in the SEC Reports conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required to be filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the SEC Reports that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the SEC Reports or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(ee)         No securities of the Company have been sold by the Company for the three years preceding the date hereof, except as disclosed in the SEC Reports, and no securities of the Company have been sold by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in any Section 16 reports filed with respect to such persons.

(ff)         The disclosures in the SEC Reports concerning the effects of foreign, federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(gg)         Each of the Company and the Subsidiaries has accurately prepared and filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the Company’s most recent audited financial statements, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 15 of 31

(hh)         No labor disturbance by the employees of the Company or the Subsidiaries currently exists or, to the Company’s knowledge, is likely to occur. Neither the Company nor the Subsidiaries is in material breach of the terms of any collective bargaining agreement to which it is a party.

(ii)         Intentionally Omitted

(jj)         The Company and each of its Subsidiaries are in compliance in all material respects with the applicable requirements of the U.S. Federal Trade Commission (the “FTC”) and equivalent foreign commissions and agencies governing advertising, product promotion and with other applicable provisions of federal, state, local and other U.S. and foreign laws and regulations applicable to their businesses as presently conducted.

(kk)         Except as disclosed in the SEC Reports, the Company and the Subsidiaries have at all times operated their respective businesses in material compliance with all Environmental Laws, and no material expenditures are or will be required in order to comply therewith. Neither the Company nor any Subsidiary has received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that will result in a Material Adverse Effect. As used herein, the term “Environmental Laws” means all applicable laws and regulations, including any licensing, permits or reporting requirements, and any action by a federal state or local government entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. § 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 690-1, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.

(ll)         Except as set forth in the SEC Reports, neither the Company nor any Subsidiary is a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) which: (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company or any Subsidiary and covers any employee or former employee of the Company or any Subsidiary or any ERISA Affiliate (as defined hereafter). These plans are referred to collectively herein as the “Employee Plans.” For purposes of this Section, “ERISA Affiliate” of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or is an “affiliate,” whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of the person or entity.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 16 of 31

(mm)         The SEC Reports identify each employment, severance or other similar agreement, arrangement or policy and each material plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation, or post-retirement insurance, compensation or benefits which: (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any Subsidiary or any of their respective ERISA Affiliates, and (iii) covers any officer or director or former officer or director of the Company or any Subsidiary or any of their respective ERISA Affiliates. These contracts, plans and arrangements are referred to collectively in this Agreement as the “Benefit Arrangements.” Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to that Benefit Arrangement.

(nn)         Except as set forth in the SEC Reports or for which disclosure is not required to be disclosed in the SEC Reports, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any Subsidiary or any of their respective ERISA Affiliates other than medical benefits required to be continued under applicable law, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). With respect to any of the Company’s or any Subsidiary’s Employee Plans which are “group health plans” under Section 4980B of the Code and Section 607(1) of ERISA, there has been material compliance with all requirements imposed there under such that the Company or any Subsidiary or their respective ERISA Affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.

(oo)         Except as set forth in the SEC Reports, neither the Company nor any Subsidiary is a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than $120,000 to any named executive officer or director.

(pp)         The execution of this Agreement, the Subscription Documents, the Placement Agent Warrant, or consummation of the Private Placement does not constitute a triggering event under any Employee Plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company or any Subsidiary other than an event that is not material to the financial condition or business of the Company or any Subsidiary, either individually or taken as a whole.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 17 of 31

(qq)         No “prohibited transaction” (as defined in either Section 406 of the ERISA or Section 4975 of Code), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability; each employee benefit plan of the Company or any Subsidiary is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each employee benefit plan of the Company or any Subsidiary that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(rr)         Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of their respective employees or agents has at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official or other Person charged with similar public or quasi-public duties, other than payments that are not prohibited by the laws of the United States of any jurisdiction thereof.

(ss)         The Company has not offered, or caused the Placement Agent to offer, the Securities to any Person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (ii) a journalist or publication to write or publish favorable information about the Company, any Subsidiary or its products or services.

(tt)         As of the date hereof and as of the Closing Date, and except as contemplated by this Agreement, neither the Company nor any Subsidiary operates within the United States or any state or territory thereof in such a manner so as to violate any of the following laws: (i) the Bank Secrecy Act, as amended, (ii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, (iii) the Foreign Corrupt Practices Act of 1977, as amended, (iv) the Currency and Foreign Transactions Reporting Act of 1970, as amended, (v) the Employee Retirement Income Security Act of 1974, as amended, (vi) the Money Laundering Control Act of 1986, as amended, (vii) the rules and regulations promulgated under any such law, or any successor law, or any judgment, decree or order of any applicable administrative or judicial body relating to such law, and (viii) any corresponding law, rule, regulation, ordinance, judgment, decree or order of any state or territory of the United States or any administrative or judicial body thereof.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 18 of 31

(uu)         The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes of the United States and, to the Company’s knowledge, all other jurisdictions to which the Company and its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(vv)         Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Private Placement, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ww)       There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any officer director or stockholder of the Company (each, an “Insider”) with respect to the sale of the Securities hereunder. Except as described in the SEC Reports, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180 days prior to the date hereof. None of the net proceeds of the Private Placement will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein. No officer, director or beneficial owner of 5% or more of the Company’s Common Stock (any such individual or entity, a “Company Affiliate”) or, to the Company’s knowledge, any beneficial owner of the Company’s securities other than Company Affiliates (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such non-Company Affiliate, a “Beneficial Owner”) has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA); no Company Affiliate, and to the Company’s knowledge, no Beneficial Owner, is an owner of stock or other securities of any member of FINRA (other than securities purchased on the open market); no Company Affiliate, and to the Company’s knowledge, no Beneficial Owner, has made a subordinated loan to any member of FINRA; and no proceeds from the sale of Securities (excluding Placement Agent commissions) will be paid to any FINRA member, or any persons associated with or affiliated with any member of FINRA. No person to whom securities of the Company have been privately issued within the 180-day period prior to the date hereof has any relationship or affiliation or association with any member of FINRA; and no FINRA member participating in the offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “FINRA member participating in the offering” includes any associated person of a FINRA member that is participating in the Private Placement, any member of such associated person’s immediate family and any affiliate of a FINRA member that is participating in the Private Placement.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 19 of 31

(xx)        None of the Company or their respective directors or officers or, to the best knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company has engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act of 1996, the National Defense Authorization Act for Fiscal Year 2012, the Iran Threat Reduction and Syria Human Rights Act of 2012 or any Executive Order relating to any of the foregoing (collectively, and as each may be amended from time to time, the “Iran Sanctions”); and the Company will not directly or indirectly use the proceeds of the Private Placement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of engaging in any activities sanctionable under the Iran Sanctions.

(yy)         As used in this Agreement, references to matters being “material” with respect to the Company or its Subsidiaries shall mean a material event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company or the Subsidiaries, either individually or taken as a whole, as the context requires.

(zz)         As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers and directors of the Company and the Subsidiaries who are named in the SEC Reports, with the assumption that, in the case of officers, such officers shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers of the Company or the Subsidiaries).

(aaa)        The Company will not offer the Securities for sale hereunder on the basis of any communications or documents relating to the Placement Agent or the Securities except the Subscription Documents and the exhibits thereto and documents described or referred to therein and other communications containing information that does not conflict with the information contained in the Subscription Documents.

(bbb)        The Company will utilize the proceeds in the Private Placement for working capital.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 20 of 31

(ccc)        In addition to the foregoing, to the extent not set forth herein, the Placement Agent may rely on the representations and warranties made by the Company in the Purchase Agreement provided by the Company and used in connection with the Private Placement.

8.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLACEMENT AGENT

The Placement Agent hereby represents and warrants to, and covenants with, the Company that:

(a)          This Agreement, the Escrow Agreement and all other documents to be entered into by Placement Agent in connection with the transactions described in the Subscription Documents have been duly authorized, executed and delivered by Placement Agent and constitute the legal, valid and binding obligation of Placement Agent, enforceable against it in accordance with its terms, except insofar as enforcement of the indemnification or contribution provisions hereof may be limited by applicable laws or principles of public policy and subject, as to enforcement, to the availability of equitable remedies and limitations imposed by bankruptcy, insolvency, reorganization and other similar laws and related court decisions relating to or affecting creditors’ rights generally.

(b)          Placement Agent will cooperate with the Company to ensure that the offering and sale of the Securities will comply with the requirements of the Securities Act, including, without limitation, the general conditions contained in Regulation D and the federal securities laws, and will follow the reasonable advice of the Company with respect to the manner in which to offer and sell the Securities so as to ensure that the offering and sale thereof will comply with the securities laws of any jurisdiction in which Securities are offered by the Placement Agent, and the Placement Agent will not make an offer of Securities in any jurisdiction in which the Company advises it in writing that such offer would be unlawful for the Placement Agent to offer or sell securities.

(c)          The Placement Agent is: (i) a registered broker-dealer under the Exchange Act; (ii) a member in good standing of the FINRA; and (iii) registered as a broker-dealer in each jurisdiction in which it is required to be registered as such in order to offer and sell the Securities in such jurisdiction.

(d)          The Placement Agent has not and will not make an offer of Securities (or of any securities, the offering of which may be integrated with the Private Placement) on the basis of any communications or documents relating to the Company or the Securities except the Subscription Documents and the exhibits thereto and documents described, referred to or incorporated by reference therein.

(e)          The Placement Agent will not transmit to the Company any written offer from an offeree to purchase Securities unless, immediately prior thereto, it reasonably believes that: (i) the offeree is an Accredited Investor; and (ii) the offeree meets all other offeree and/or purchaser suitability standards, if any, required under applicable securities laws and regulations.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

[tlogo]	Acorn Energy October 30, 2014 Page 21 of 31

(f)          The Placement Agent will notify the Company of the jurisdictions in which the Securities are being offered by it or will be offered by it pursuant to this Agreement, and will notify the Company of the status of the offering conducted pursuant to this Agreement.

(g)          The Placement Agent is duly organized and validly existing and in good standing as a limited liability company under the laws of the State of New York, with full power and authority to perform its obligations under this Agreement.

(h)          No consent, approval, authorization or order of any court or governmental authority or agency is required for the performance by the Placement Agent of its obligations under this Agreement, other than those that have been previously obtained by the Placement Agent.

9.	COVENANTS

(a)          The Company covenants to the Placement Agent that it shall:

(i)          Notify the Placement Agent as soon as practicable, and confirm such notice promptly in writing of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Securities or of an exemption from such registration or qualification in any jurisdiction. The Company will use reasonable efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued, to obtain the lifting thereof as promptly as possible.

(ii)         Not, directly or indirectly, in connection with the Private Placement or as otherwise agreed to in this Agreement, accept any offer to buy from, or sell to, any person or entity any Securities except through the Placement Agent.

(iii)        Not solicit any offer to buy or offer to sell Securities by any form of general solicitation or advertising, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over the Internet, television or radio or at any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

(iv)        At all times during the period commencing on the date hereof and ending on the Closing Date, provide to each prospective Investor or his purchaser representative, if any, on reasonable request, such information concerning the Private Placement, the Company, the Securities and any other relevant matters as it possesses or can acquire without unreasonable effort or expense and extend to each prospective Investor or his purchaser representative, if any, the opportunity to ask questions of, and receive answers from the Company concerning the terms and conditions of the Private Placement and the business of the Company and to obtain any other additional information, to the extent it possesses the same or can acquire it without unreasonable effort or expense, as such prospective Investor or purchaser representative may consider necessary in making an informed investment decision or in order to verify the accuracy of the information furnished to such prospective Investor or purchaser representative, as the case may be.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 22 of 31

(v)         Notify the Placement Agent promptly of the acceptance or rejection of any subscription.

(vi)        File five (5) copies of a Notice of Sales of Securities on Form D with the SEC no later than 15 days after the first sale of the Securities, if required by law. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish the Placement Agent with copies of all such filings.

(vii)       Place the following legend or one substantially similar thereto, among others, on all certificates representing the Securities:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

(viii)      Not, directly or indirectly, engage in any act or activity which may jeopardize the status of the offering and sale of the Securities as exempt transactions under the Securities Act or under the securities or “blue sky” laws of any jurisdiction in which the Private Placement may be made.

(ix)         Not sell and shall use its commercially reasonable efforts to ensure that none of its Affiliates shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the issue, offer or sale of the Securities to the Investors.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 23 of 31

(x)           Not, during the period commencing on the date hereof and ending on the Closing Date, issue any press release or other communication or hold any press conference with respect to the Company, its financial condition, results of operations, business properties, assets, liabilities or future prospects of the Private Placement, without the prior consent of the Placement Agent, which consent will not be unreasonably withheld.

(xi)         Give prompt written notice to the Placement Agent of any material breach by it of any representation, warranty or other agreement contained in this Agreement, the Placement Agent Warrants or any Subscription Document to which the Company, the Placement Agent and Investor has relied or is relying on in connection with the Private Placement, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any such representation, warranty or other agreement of such party, as the case may be, to be materially incorrect or breached as of and after the Closing Date. However, no disclosure by any party pursuant to this Section shall be deemed to cure any breach of any such representation, warranty or other agreement.

(xii)        In addition to the foregoing, to the extent not set forth herein, the Placement Agent may rely on the covenants made by the Company in the Subscription Documents used in connection with the Private Placement.

(xiii)       It is expressly agreed that, in the event that the Closing takes place, if the Company decides thereafter to engage any placement agent, underwriter or investment bank on a fee basis in connection with any IPO, follow-on, PIPE or registered direct offering of securities of the Company or any of its subsidiaries (a “Subsequent Offering”) for a period of twelve (12) months from the Closing Date of the Private Placement, the Company shall give prompt written notice of such an event to Placement Agent, and Placement Agent shall be entitled to a five (5) business day right of first refusal, beginning on the day Placement Agent receives such written notice from the Company of such Subsequent Offering, to act as an a placement agent, underwriter or investment bank, as applicable, for such Subsequent Offering with at least 25% of the economics. If such right of first refusal is exercised by Placement Agent, the terms of any such engagement of Placement Agent will be separately agreed upon between the Company and Placement Agent and will be no less favorable to the Company than the engagement the Company negotiated with such other placement agent, underwriter or investment bank. In lieu of offering the Placement Agent the right of first refusal to participate in such Subsequent Offering as a placement agent, underwriter or investment bank as described above, the Company may raise capital on its own behalf through any placement agent, underwriter or investment bank of its own choosing so long as it pays to the Placement Agent an amount equal to 25% of the economics payable to such other placement agent, underwriter or investment bank. Placement Agent shall have no right of first refusal as described above with respect to any Subsequent Offering or other financing done directly by the Company without engagement of a placement agent, underwriter or investment bank.

(b)          The Placement Agent covenants to the Company that it shall:

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 24 of 31

(i)          Notify the Company as soon as practicable, and confirm such notice promptly in writing of the receipt of any notification with respect to the suspension or termination of the Placement Agent’s license, qualification or registration as a broker-dealer under the Securities Exchange Act of 1934 or any similar state securities laws or its FINRA membership. The Placement Agent will use commercially reasonable efforts to prevent and/or cure any suspension or termination of such license, qualification, registration and/or membership.

(ii)         Not solicit any offer to buy or offer to sell Securities by any form of general solicitation or advertising, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over the Internet, television or radio or at any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

(iii)        Not, directly or indirectly, engage in any act or activity which may jeopardize the status of the offering and sale of the Securities as exempt transactions under the Securities Act or under the securities or “blue sky” laws of any jurisdiction in which the Private Placement may be made.

10.	CONDITIONS OF CLOSING

(a)          The obligations of the Placement Agent pursuant to this Agreement shall be subject, in its discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to Placement Agent or otherwise at the Closing (including, without limitation, all Subscription Documents), as of the date hereof and as of the Closing Date, to the performance by the Company of its obligations hereunder, and to the following conditions:

(i)          At the Closing, Placement Agent shall have received the favorable legal opinion of Eilenberg & Krause LLP, outside legal counsel to the Company, in the form and substance attached hereto as Exhibit A.

(ii)         Prior to the Closing, the Placement Agent shall be satisfied with the information presented through its due diligence investigation and analysis of (A) the Company’s arrangements with its officers, directors, employees, affiliates, customers and suppliers, (B) the completed historical financial statements of the Company and (C) the Company’s projected financial results.

(iii)        Promptly after the Closing, the Placement Agent shall have received the Shares and Warrants sold to the Investors in the Private Placement, duly executed and made out in the name of such Investors for the number of Shares and Warrants purchased.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 25 of 31

(iv)        At the Closing, Placement Agent shall have received the applicable fees and Placement Agent Warrants payable to Placement Agent as described in Section 3 hereof. The Placement Agent Warrant shall be in the form attached hereto as Exhibit B.

(v)         At the Closing, Placement Agent shall have received a certificate of the chief executive officer of the Company, dated, as applicable, as of the date of such Closing, to the effect that, as of the date of this Agreement and as of the applicable date, the representations and warranties of the Company contained herein were and are accurate in all material respects, except for such changes as are contemplated by this Agreement and except as to representations and warranties that were expressly limited to a state of facts existing at a time prior to the Closing Date, and that, as of the applicable date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects.

(vi)        At the Closing, Placement Agent shall have received a certificate of the Secretary of the Company, dated, as applicable, as of the date of the Closing, certifying to the organizational documents, good standing in its state of incorporation of the Company and each Subsidiary and board resolutions relating to the Private Placement of the Securities from the Company.

(vii)       On or prior to the Closing Date, Placement Agent shall have been furnished with: (A) such information, documents and certificates as it may reasonably require for the purpose of enabling it to review the matters referred to in this Section 10 and in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties, covenants, agreements or conditions herein contained, and (B) such other closing documentation as may be reasonably required in order to affect the Closing or as Placement Agent may otherwise reasonably request.

(viii)      All proceedings taken in connection with the issuance, sale and delivery of the Securities shall be reasonably satisfactory in form and substance to Placement Agent and its counsel.

(ix)         Any certificate or other document signed by any officer of the Company and delivered to Placement Agent and its counsel as required hereunder shall be deemed a representation and warranty by the Company hereunder as to the statements made therein. If any condition to Placement Agent’s obligations hereunder have not been fulfilled as and when required to be so fulfilled, Placement Agent may terminate this Agreement in accordance with Section 5 hereof, including, without limitation, after any applicable cure periods, or, if Placement Agent so elects, in writing waive any such conditions which have not been fulfilled or extended the time for their fulfillment. In the event that Placement Agent elects to terminate this Agreement, Placement Agent shall notify the Company of such election in writing. If, within twelve (12)months after the date on which this Agreement is terminated, the Company completes any private financing of equity, equity-linked or debt(other than bank financing)or other capital raising activity of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities other than the Warrants issued pursuant to this Agreement) with any of the Investors who were first introduced to the Company in connection with the Private Placement contemplated hereby by the Placement Agent, the Company will pay to the Placement Agent upon the closing of such financing the compensation set forth in Sections 3(b) hereof. Upon such termination, neither party shall have any further liability nor obligation to the other except as provided in this Section 10(a)(ix) and in Sections 4,5 and 11 hereof.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 26 of 31

(b)          The respective obligations of the Company pursuant to this Agreement shall be subject, in its discretion, to the continuing accuracy of the representations and warranties of Placement Agent contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Company or otherwise at the Closing, as of the date hereof and as of the Closing Date, to the performance by Placement Agent of its obligations hereunder, and to the following conditions:

(i)          All proceedings taken in connection with the issuance, sale and delivery of the Securities shall be reasonably satisfactory in form and substance to the Company and its counsel.

(ii)         On or prior to the Closing Date the Company shall have been furnished with: (A) such information, documents and certificates as it may reasonably require for the purpose of enabling it to review the matters referred to in this Section 10 and in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties, covenants, agreements or conditions herein contained, and (B) such other closing documentation as may be reasonably required in order to effect the Closing or as the Company may otherwise reasonably request.

11.	INDEMNIFICATION

(a)          In addition to and without limiting any other right or remedy available to the Placement Agent and the Indemnified Parties (as hereinafter defined), the Company agrees to indemnify and hold harmless Placement Agent and each of the other Indemnified Parties from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursuing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Placement Agent’s acting for the Company, including, without limitation, any act or omission by Placement Agent in connection with its acceptance of or the performance or non-performance of its obligations under this Agreement, any breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement (or in any instrument, document or agreement relating hereto), or the enforcement by Placement Agent of its rights under this Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 27 of 31

(b)          The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Placement Agent by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.

(c)          These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Placement Agent, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability, which the Company may otherwise have to any Indemnified Party.

(d)          If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. The Company shall have the right to assume the defense of any claim, lawsuit or action (collective, an “action”) for which the Indemnified Party seeks indemnification hereunder, subject to other provisions stated herein with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action to participate in the defenses thereof at its own expense; provided, however, that the reasonable fees and expenses of such counsel shall be at the expense of the Company if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense ad to employ counsel, or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Company and the Indemnified Party shall have reasonably concluded, based on advise of counsel, that there may be legal defenses available to the Indemnified Party which are different from, or in conflict with, any legal defenses which may be available tot eh Company (in which event the Company shall not have the right to assume the defense of such action on behalf of the Indemnified Party, it being understood, however, that the Company shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all Indemnified Parties in each jurisdiction in which counsel is needed). Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of Placement Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 28 of 31

(e)          In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which this Agreement relates relative to the amount of fees actually received by Placement Agent in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Placement Agent pursuant to this Agreement.

(f)          Neither termination nor completion of this Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

12.	MISCELLANEOUS

(a)          The agreements set forth in this Agreement have been made and are made solely for the benefit of the Company, the Placement Agent, and the respective Affiliates, heirs, personal representatives and permitted successors and assigns thereof, and except as expressly provided herein nothing expressed or mentioned herein is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any representation, warranty or agreement herein contained. The term “successors and assigns” as used herein shall not include any purchaser of any Securities merely because of such purchase. Notwithstanding anything herein contained to the contrary, neither Placement Agent nor the Company shall assign to an unaffiliated third party any of its obligations hereunder, without the prior written consent of the other party.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 29 of 31

(b)          Neither party will be liable to the other by reason of any failure in performances of this Agreement if the failure arises out of the unavailability of third party communication facilities or energy sources or acts of God, acts of governmental authority, acts of terrorism, fires, strikes, delays in transportation, riots or war, or any cause beyond the reasonable control of such party.

(c)          Any notice or other communication required or appropriate under the provisions of this Agreement shall be given in writing addressed (or sent by facsimile transmission, with confirmation of receipt) as follows: (i) if to the Company, at the address set forth above, Attention: John A. Moore, Chief Executive Officer, Fax No.: ____________; with a copy to Eilenberg & Krause LLP, 11 East 44th Street, New York, NY 10017 Attention: Sheldon Krause, Esq. Fax No.: (212) 986-2399, and (ii) if to Maxim, Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, Attention: Mr. Clifford Teller, Fax No.: (212) 895-3783; with a copy to Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Attention: Mitchell Nussbaum, Esq., Fax No.: (212) 407-4990, or at such other address as any party may designate to the others in accordance with this Section 12(c).

(d)          This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law provisions thereof.

(e)          Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The parties hereto hereby: (i) waives any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon a party mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding

(f)          This Agreement constitutes the entire agreement between the parties hereto with respect to the Private Placement and supersedes any and all prior agreements with respect to the matters addressed herein, and may be amended or modified only by a duly authorized writing signed by such parties. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original and all of which shall constitute a single instrument.

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 30 of 31

(g)          Placement Agent and the Company mutually agree that they will not disclose any confidential information received from the other party to others except with the written permission of the other party or as such disclosure may be required by law.

[SIGNATURE PAGE FOLLOWS]

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL

Acorn Energy October 30, 2014 Page 31 of 31

This Placement Agency Agreement is executed and shall be effective as of the date first written above.

Very truly yours,

MAXIM GROUP LLC

By:
Name: Clifford A. Teller
Title: Executive Managing Director, Investment Banking

ACCEPTED AND AGREED TO:

ACORN ENERGY, INC.

By:
Name: John A. Moore
Title: Chief Executive Officer

Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Chicago, IL